Exhibit 99.2

DataXu, Inc.

Unaudited Consolidated Financial Statements

Nine Months Ended September 30, 2019 and 2018

DataXu, Inc.

Index

Nine Months Ended September 30, 2019 and 2018

DataXu, Inc.

Unaudited Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

In 000’s, except for number of shares and par value

	September 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$5,406	$21,313
Accounts receivable, net of allowance for doubtful accounts of $146 and $573 at September 30, 2019 and December 31, 2018, respectively	39,547	53,741
Current portion of restricted cash	138	264
Prepaid expenses and other current assets	2,172	3,209

Total current assets	47,263	78,527
Property and equipment, net	4,579	4,841
Capitalized software development costs, net	15,097	11,967
Restricted cash, net of current portion	1,811	1,453
Goodwill	9,457	9,457
Other assets	281	512

Total assets	$78,488	$106,757

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$33,836	$34,993
Accrued expenses	12,087	23,625
Deferred revenue	548	738
Current portion of deferred rent	298	381
Line of credit	28,965	30,482
Convertible debt	12,464	8,037

Total current liabilities	88,198	98,256
Long-term liabilities
Deferred rent	4,434	3,375

Total liabilities	92,632	101,631

Commitments and contingencies (Note 11)
Redeemable convertible preferred stock, $0.001 par value -111,301,589 shares authorized; 110,974,696 shares issued and outstanding at at September 30, 2019 and December 31, 2018, respectively (liquidation value of $99,206 at September 30, 2019)	100,443	100,417

Stockholders’ deficit
Series C-1 convertible preferred stock, $0.001 par value - 2,903,027 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value - 200,785,577 shares authorized; 33,754,309 and 33,457,325 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	34	33
Additional paid-in capital	26,370	24,735
Accumulated deficit	(140,988)	(120,058)
Accumulated other comprehensive loss	(3)	(1)

Total stockholders’ deficit	(114,587)	(95,291)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$78,488	$106,757

The accompanying notes are an integral part of these consolidated financial statements.

DataXu, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

For the nine months ended September 30, 2019 and 2018

In 000’s

	For the nine months ended
	September 30,	September 30,
	2019	2018
Revenue	$77,231	$104,933
Cost and operating expenses
Cost of revenue	55,838	70,403
Selling and marketing	22,101	24,257
Research and development	8,590	11,495
General and administrative	8,102	9,106

Total cost and operating expenses	94,631	115,261

Operating loss	(17,400)	(10,328)

Other expense
Interest expense, net	(2,683)	(2,212)
Other expense, net	(698)	(546)

Total other expense, net	(3,381)	(2,758)

Loss before income taxes	(20,781)	(13,086)
Provision for income taxes	149	196

Net loss	(20,930)	(13,282)
Other Comprehensive loss
Foreign currency translation adjustment	(2)	(50)

Comprehensive loss	$(20,932)	$(13,332)

The accompanying notes are an integral part of these consolidated financial statements.

DataXu, Inc.

Unaudited Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares

	Redeemable Convertible
	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit
Balances at December 31, 2017	110,974,696	$100,364	31,352,614	$31	$21,577	$(102,403)	$(111)	$(80,906)
Exercise of stock options			1,916,922	2	462			464
Stock-based compensation					2,161			2,161
Accretion of preferred stock issuance costs		41			(41)			(41)
Accumulated other comprehensive loss							(50)	(50)
Net loss						(13,282)		(13,282)

Balances at September 30, 2018	110,974,696	$100,405	33,269,536	$33	$24,159	$(115,685)	$(161)	$(91,654)

Balances at December 31, 2018	110,974,696	$100,417	33,457,325	$33	$24,735	$(120,058)	$(1)	$(95,291)
Exercise of stock options			296,984	1	62			63
Stock-based compensation					1,599			1,599
Accretion of preferred stock issuance costs		26			(26)			(26)
Accumulated other comprehensive loss							(2)	(2)
Net loss						(20,930)		(20,930)

Balances at September 30, 2019	110,974,696	$100,443	33,754,309	$34	$26,370	$(140,988)	$(3)	$(114,587)

The accompanying notes are an integral part of these consolidated financial statements.

DataXu, Inc.

Unaudited Consolidated Statements of Cash Flows

For the nine months ended September 30, 2019 and 2018

In 000’s

	For the nine months ended
	September 30,	September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(20,930)	$(13,282)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,767	2,888
Stock-based compensation expense	1,599	2,161
Change in fair value for liability for redemption feature in convertible debt	375	—
Bad debt expense	120	197
(Gain) loss of disposal of property and equipment	50	(27)
Non-cash interest expense	839	683
Deferred rent	974	431
Unrealized foreign currency translations	(203)	(155)
Changes in operating assets and liabilities
Accounts receivable	13,902	9,321
Prepaid expenses and other current assets	1,118	(991)
Accounts payable	(1,152)	1,883
Accrued expenses and other	(12,180)	(7,587)
Deferred revenue	(181)	(967)
Other assets	113	473

Net cash used in operating activities	(10,789)	(4,972)

Cash flows from investing activities
Capitalization of software development costs	(7,089)	(5,220)
Purchases of property and equipment	(600)	(1,073)

Net cash used in investing activities	(7,689)	(6,293)

Cash flows from financing activities
Proceeds from exercise of stock options	63	464
Proceeds from line of credit	7,665	2,000
Payment on line of credit	(9,182)	—
Proceeds from issuance of convertible debt	4,038	—

Cash provided by financing activities	2,584	2,464

Effect of exchange rates on cash, cash equivalents and restricted cash	220	307

Decrease in cash, cash equivalents and restricted cash	(15,674)	(8,494)
Cash, cash equivalents and restricted cash
Beginning of year	23,029	24,128

End of year	$7,355	$15,634

Supplemental cash flow disclosures
Cash paid for interest	$1,676	$1,459
Cash paid for income taxes	80	144
Supplemental noncash financing activities
Accretion of preferred stock issuance costs	$26	$41
Fair value of liability for redemption feature associated with the issuance of convertible debt	314	—

The accompanying notes are an integral part of these consolidated financial statements.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

1.	Nature of Business and Basis of Presentation

DataXu, Inc. (the “Company” or “DataXu”) was incorporated in Delaware on August 3, 2007. The Company develops and delivers a suite of cloud-based marketing applications that leverage big data to enable brands and their agencies to better understand and engage their customers. With sixteen offices in ten countries, DataXu works with businesses across the globe to improve the return on their digital marketing investments.

The Company is subject to a number of risks similar to companies in the industry that could affect future operations and financial performance. These risks include, but are not limited to, rapid technological change, competitive pressure from substitute products or larger companies, protection of proprietary technology, customer concentration, the need to obtain additional financing to support growth, and dependence on third parties and key individuals.

The Company evaluated whether conditions or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. The Company did not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements were issued. As of September 30, 2019, the Company had an accumulated deficit of $140,988, cash and cash equivalents of $5,406, convertible debt due of $12,464 with portions currently due in March 2020, and a line of credit repayment of $28,965 due in March 2020 (Notes 6 and 7). The Company had insufficient funds to repay these balances at that time, which raised substantial doubt about the Company’s ability to continue as a going concern. On October 22, 2019, the Company entered into a Merger Agreement with Roku, Inc. and as part of the agreement, the line of credit and the convertible debt were repaid in full as part of the closing proceeds on November 8, 2019. Refer to Note 12 for additional information. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates relied upon in preparing these financial statements include, but are not limited to, revenue recognition, allowance for doubtful accounts, capitalized software development costs, the fair value of equity awards and certain accrued expenses.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Foreign Currency Translation

The functional currency of the Company’s foreign operations is the local country’s currency. Consequently, the results of operations outside the United States are translated into U.S. dollars using average exchange rates for the period reported, while assets and liabilities of operations outside the United States are translated into U.S. dollars using end-of-period exchange rates. Foreign currency translation adjustments are included in stockholders’ equity as a component of accumulated other comprehensive income (loss) in the accompanying consolidated balance sheets. Foreign currency transaction losses included in other expense for the nine months ended September 30, 2019 and 2018 were $340 and $558, respectively.

Cash, Cash Equivalents, and Restricted Cash

Cash equivalents include all highly liquid investments maturing within 90 days from the date of purchase. Cash equivalents consist of money market funds as of September 30, 2019 and December 31, 2018. As of September 30, 2019 and December 31, 2018, the Company had irrevocable letters of credit outstanding with financial institutions, secured by money market funds, for facilities leases.

Cash, cash equivalents and restricted cash consist of the following:

	September 30,	December 31,	September 30,	December 31,
	2019	2018	2018	2017
Cash and cash equivalents	$5,406	$21,313	$13,921	$22,506
Restricted cash	1,949	1,717	1,713	1,622

Total	$7,355	$23,029	$15,634	$24,128

Property and Equipment

Property and equipment is recorded at cost. Expenditures for repairs and maintenance costs are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income or loss. Computers and equipment, purchased software, and furniture and fixtures are depreciated using the straight-line method and an estimated useful life of three years. Leasehold improvements are amortized using the straight-line method over the shorter of the asset life or remaining term of the lease.

Goodwill and Other Intangible Assets

The Company records goodwill when the consideration paid in a business acquisition exceeds the fair value of the net tangible assets acquired, identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized.

The Company assesses goodwill for impairment, using either a quantitative or qualitative test, annually on October 1 of each year or more frequently when events and circumstances occur indicating that the recorded goodwill may be impaired. If the book value of a reporting unit exceeds its fair value, the implied fair value of goodwill is compared with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recorded equal to that excess. The Company considers the following factors that could trigger an impairment review: significant underperformance relative to historical or projected operating results, significant changes in the Company’s use of the acquired assets in a business combination or the strategy for its overall business, and significant negative industry or economic trends.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Long-lived assets include property and equipment and capitalized software development costs. The Company evaluates its long-lived assets for recoverability whenever events or changes in circumstances indicate that their carrying values may not be recoverable. The Company considers the following factors in deciding when to perform an impairment review: significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. To evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. If the carrying value exceeds the sum of the expected undiscounted cash flows, an impairment loss on the long-lived asset to be held and used is recognized based on the excess of the asset’s carrying value over its fair value, determined based on discounted cash flows.

No events or changes in circumstances existed to require an impairment assessment during the nine months ended September 30, 2019.

Research and Development

The Company expenses research and development costs as incurred.

Capitalized Software Development Costs

Research and development costs are generally expensed as incurred, and primarily include salaries, fees to consultants, and other related costs. The Company capitalizes certain direct costs to develop significant functionality. The costs incurred in the preliminary stages of development and post-implementation/operating stage are expensed as incurred. Costs incurred for the activities during the application stage are capitalized. Capitalized costs are amortized over the estimated three-year useful life and are included in costs of goods sold. During the nine months ended September 30, 2019 and 2018, the Company capitalized $7,089 and $5,220, respectively, of costs associated with software development. Through September 30, 2019, the Company has capitalized $30,652 in software development costs. Amortization expense for the nine months ended September 30, 2019 and 2018 was $3,959 and $2,259, respectively. As of September 30, 2019 and December 31, 2018, accumulated amortization for capitalized development costs was $15,555 and $11,596, respectively.

Operating Leases

The Company records rent expense for operating leases, some of which have escalating rent payments, on a straight-line basis over the lease term. The Company begins recognition of rent expense on the date of initial possession, which is generally when the Company enters the leased premises and begins to make improvements in preparation for its intended use. Some of the Company’s lease arrangements provide for concessions by the landlords, including payments for leasehold improvements and rent-free periods. The Company accounts for the difference between the straight-line rent expense and rent paid as deferred rent.

Debt Issuance Costs

Debt issuance costs related to the convertible debt have been recorded as a reduction of the carrying amount of the debt and are amortized to interest expense using the effective interest method. The Company had unamortized debt issuance costs of $10 and $0 as of September 30, 2019 and December 31, 2018, respectively. Debt financing costs associated with credit facilities have been deferred and recorded in other current assets and are amortized to interest expense on a straight-line basis over the term of the credit facilities. The Company had unamortized debt financing costs of $232 and $93 as of September 30, 2019 and December 31, 2018, respectively.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Revenue Recognition

The Company generates revenue from delivering services using its technology platform. The Company recognizes revenues provided all of the following have occurred: persuasive evidence of an arrangement with the customer exists, services have been performed, the fees are fixed or determinable, and collectability of the fees is reasonably assured.

Each of the Company’s arrangements are evidenced by signed contracts or through insertion orders. Arrangements with customers do not provide the customer with the right to take possession of the software or platform at any time. The Company’s arrangements are cancellable by the customer as to any unfulfilled portion of a campaign without penalty. Media is purchased on the Company’s platform on a real-time basis and purchasing ceases upon cancellation. In each of the Company’s arrangements, once the advertising is delivered in accordance with the terms of the contract or insertion order, the related amounts earned for such services are non-refundable.

The Company maintains processes to determine the collectability of amounts due from customers. Amounts that have been invoiced for services are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria outlined above have been met. In instances where customers prepay, the Company will defer recognition of revenue until the criteria outlined above are met and actual services have been delivered during the period based on the terms specified in the agreement with the customer.

The Company generates revenue from its platform through its Platform Managed and Platform offerings. The Company recognizes revenue on a gross or net basis for each model based on its determination as to whether the Company is acting as the principal in the revenue generation process or as an agent.

Platform Managed — Platform Managed provides customers the opportunity to utilize the Company’s platform on a managed service basis, whereby the Company delivers services based upon a pre-agreed set of fixed objectives with an advertiser or agency. The Company enters into customer agreements through discrete binding insertion orders or contracts with fixed price commitments which are determined prior to the launch of an advertising campaign.

The Company recognizes revenue for Platform Managed on a gross basis primarily based on the Company’s determination that it is deemed to be the primary obligor, has latitude in establishing prices with its customer, has discretion in selecting media vendors when fulfilling a customer’s campaign, and has credit risk.

Platform – Platform provides customers with self-serve capabilities for real-time media buying, serving, targeting, optimization and brand measurement. The Company enters into contracts with customers under which fees earned by the Company are based on a utilization fee of transactions processed through the platform as well as fees for additional features.

The Company recognizes revenue for Platform on a net basis primarily based on the Company’s determination that it is not deemed to be the primary obligor, the actual cost of the campaign is determined by the customer through the real-time bidding process, through management of the campaign the customer can define supplier preferences or specific suppliers from a list the Company maintains, and the amount earned by the Company is based upon the volume of transactions of a customer’s campaign.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s consolidated financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized.

The Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company is more likely than not to be sustained upon audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with such uncertain tax positions are recorded as a component of income tax expense. As of September 30, 2019 and 2018, the Company has not identified any uncertain tax positions.

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date. For certain awards, the Company estimates the fair value of each stock-based award on the grant date using the Black-Scholes model. The Black-Scholes option valuation model incorporates assumptions as to the stock price, stock price volatility, the expected life of options granted, a risk-free interest rate and dividend yield. Stock-based compensation expense related to employee grants is recognized over the requisite service period, which is generally the vesting period, as adjusted for forfeiture, on a straight-line basis.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-9”), which provides new guidance for revenue recognition. ASU 2014-9 provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-9 also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. Entities have the option of using either a full retrospective or modified retrospective approach for the adoption of the standard. In March 2016, the FASB issued ASU No. 2016-8, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net) (“ASU 2016-8”), which clarifies implementation guidance on principal versus agent considerations in ASU 2014-9. In April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing (“ASU 2016-10”), which clarifies the identification of performance obligations and the licensing implementation guidance in ASU 2014-9. In addition, in May 2016, the FASB issued ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”), which clarifies the guidance on assessing collectability, presentation of sales taxes, noncash consideration and completed contracts and contract modifications at transition.

The Company is required to adopt these ASUs for the year ended December 31, 2019. The Company has elected the modified retrospective method of adoption. The Company is still evaluating the impact of adoption, however the adoption is not anticipated to result in a material change in the timing or amount of revenue recognized.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. The guidance offers specific accounting guidance for a lessee, lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the income statement. The guidance is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

3.	Property and Equipment, Net

Property and equipment consist of the following:

	September 30,	December 31,
	2019	2018
Computers and equipment	$989	$1,214
Furniture and fixtures	1,563	1,261
Purchased software	104	104
Leasehold improvements	5,899	5,801

	8,555	8,380
Less: Accumulated depreciation and amortization	(3,976)	(3,539)

Property and equipment, net	$4,579	$4,841

Depreciation and amortization expense was $810 and $636 for the nine months ended September 30, 2019 and 2018, respectively. During the nine months ended September 30, 2019, the Company disposed of $423 of computer equipment that resulted in a $50 loss. During the nine months ended September 30, 2018, the Company disposed of $1,977 of computer equipment that resulted in a $27 gain.

4.	Fair Value Measurements

The Company uses a three-tier fair value hierarchy, which categorizes the inputs used in measuring fair value. These categories include (in descending order of priority) Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets; Level 2, defined as inputs other than quoted prices included in Level 1 that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

The assets and liabilities measured at fair value on a recurring basis and the input categories associated with those assets and liabilities as of September 30, 2019 and December 31, 2018 are as follows:

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable	Total
	Assets	Inputs	Inputs	Carrying
	(Level 1)	(Level 2)	(Level 3)	Value
September 30, 2019
Money market funds	$101	$—	$—	$101
Liability for redemption feature in convertible debt (Note 7)	—	—	(825)	(825)
December 31, 2018
Money market funds	$2,090	$—	$—	$2,090
Liability for redemption feature in convertible debt (Note 7)	—	—	(137)	(137)

The liability for redemption feature in convertible debt of $825 and $137 is included in accrued expenses on the balance sheet. As of September 30, 2019, the significant unobservable inputs used in the Monte Carlo simulation to calculate the present value of cash flows included a risk-free rate of 2.4%, equity volatility of 73.5%, and the average yield for the 2017 convertible notes of .86%. Increases or decreases in these inputs would result in a higher or lower fair value measurement.

5.	Income Taxes

The reported amount of the provision for income taxes for the year ended September 30, 2019 and 2018 differs from the amount that would result from applying domestic federal statutory rates to pre-tax losses primarily because of changes in the U.S. valuation allowance, non-deductible stock-based compensation expense, state taxes, and the generation of federal and state research and development credits. The provision for income taxes for the nine months ended September 30, 2019 and 2018 was $149 and $196, respectively.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which are comprised primarily of net operating loss carryforwards, capitalized research and development expenses, and research and development credits. Management has considered the Company’s history of cumulative net losses in the U.S. and Germany, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its U.S. federal, state, and German deferred tax assets.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Utilization of the U.S. federal and state net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax liabilities, respectively. The Company has not completed a study to assess whether a change of ownership has occurred, or whether there have been multiple ownership changes since its formation, due to the significant cost and complexity associated with such a study. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization. Further, until a study is completed by the Company and any limitation is known, no amounts are being presented as an uncertain tax position.

6.	Senior Revolving Credit Facility

On June 30, 2016, the Company entered into a Senior Revolving Credit Facility with two separate financial institutions up to the amount of $53,000. With this facility, the Company’s previous working capital line of credit and term loans were swept into this new revolving credit facility. The availability of the loan is subject to a borrowing base formula, which is calculated as a percentage of eligible accounts receivable. Borrowings bear interest at a variable rate equal to prime rate plus 0.5% in addition to the applicable margin percentage between 0.25% and 1.25% based upon the borrowing availability under the revolving credit facility.

In June 2017, the Company modified this facility by adjusting certain covenants and also including receivables issued by the Company’s United Kingdom entity into the borrowing base formula. In January 2018, the Company modified this facility by adjusting certain covenants and also adjusting the applicable margin percentage to between 1.25% and 1.75% based upon the borrowing availability under the revolving credit facility. The facility maturation date was also adjusted to March 31, 2019.

On March 28, 2019, the Company modified the existing borrowing facility by extending the maturity date to March 31, 2020. In addition, $3 million of borrowing capacity in excess of the calculated monthly borrowing base was made available through September 30, 2019. Quarterly EBITDA covenants were also established for the remainder of the term with all other covenants remaining the same as stated in the previous amendment. The balance on this facility was $28,965 with interest accruing at a rate of 6.75% as of September 30, 2019 and 7% as of September 30, 2018. Total interest expense recorded related to this credit facility was $1,665 and $1,484 for the nine months ended September 30, 2019 and 2018, respectively.

Borrowings under the facility are collateralized by substantially all of the assets of the Company, excluding intellectual property. There are negative covenants restricting the Company’s activities, including limitations on dispositions, mergers or acquisitions; encumbering intellectual property; incurring indebtedness or liens; paying dividends; making certain investments; and engaging in certain other business transactions. The obligations under the facility are subject to acceleration upon the occurrence of specified events of default, including a material adverse change in the Company’s business, operations or financial or other condition. None of these negative covenants were violated as of September 30, 2019.

The Company’s debt agreements include an annual reporting covenant that requires the Company to provide audited financial statements within 150 days following its fiscal year end. In addition, the debt agreements contain other financial covenants including a minimum liquidity levels and certain maximum EBITDA income and losses. The Company was in violation of the liquidity covenant for the period ended August 31, 2019, as well as in violation of the liquidity and EBITDA covenant for the period ended September 30, 2019. On October 9, 2019, the Company entered into a forbearance agreement which waived the covenant violations until November 15, 2019 (Note 12).

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

7.	Convertible Debt

In October and November 2017, the Company issued $7,512 of convertible notes (“2017 Convertible Notes”) to existing shareholders of the Company which bear interest at an annual rate of 6% with a maturity dates of October 10, 2018 and November 10, 2018. On October 3, 2018, the maturity date of the 2017 Convertible Notes was extended until March 10, 2019 and April 10, 2019, respectively. In March 2019, the maturity date of the 2017 Convertible Notes was extended until March 2020 and was treated as a modification for accounting purposes. The notes may be converted into shares of Series F redeemable convertible preferred stock at the original issuance price of $1.99. Upon certain financing events occurring between the issuance of the 2017 Convertible Notes and the maturity date, the notes automatically convert into shares of the equity financing at 85% of the issuance cost. Upon any change of control event, the holders will be due a payment of 2.5 times the combined balance of outstanding principal and accrued interest as of the date of the change of control event. The conversion features were recorded at fair value as a discount to the debt of $139 upon issuance.

On March 27, 2019, the Company issued $4 million of convertible notes (“2019 Convertible Notes”) to existing shareholders of the Company which bear interest at an annual rate of 6% with a maturity date of March 27, 2020. The notes may be converted into shares of Series F redeemable convertible preferred stock at the original issuance price of $1.99. Upon certain financing events occurring between the issuance of the 2019 Convertible Notes and the maturity date, the notes automatically convert into shares of the equity financing at 85% of the issuance cost. Upon any change of control event, the holders will be due a payment of 3.0 times the combined balance of outstanding principal and accrued interest as of the date of the change of control event. The conversion features were recorded at fair value as a discount to the debt of $314 upon issuance.

As of September 30, 2019 and December 31, 2018, the fair value of the conversion features was valued at $825 and $137, respectively, with the change in fair value of the 2017 Convertible Notes of $375 recorded as a component of other expense. Total interest expense was $453 and $338 for the nine months ended September 30, 2019 and 2018, respectively.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

8.	Redeemable Convertible Preferred Stock and Stockholders’ Deficit

The rights and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock (collectively, “Preferred Stock”) are described below:

Conversion

Each share of Preferred Stock may be converted at any time, at the option of the holder, into shares of common stock, subject to the applicable conversion rate as determined by dividing the original issue price by the conversion price. As of December 31, 2018, the conversion price is approximately $0.21 for Series A Preferred Stock, approximately $0.50 for Series B Preferred Stock, approximately $1.23 for both Series C and C-1 Preferred Stock, approximately $1.40 for Series D Preferred Stock, approximately $1.85 for Series E Preferred Stock, and approximately $1.99 for Series F Preferred Stock. Conversion is mandatory at the earlier of the closing of an initial public offering of the Company’s common stock with net proceeds to the Company of at least $30,000 or the election by holders of a majority of the then-outstanding shares of preferred stock.

Voting Rights

The preferred stockholders are entitled to vote on all matters and shall have the number of votes equal to the number of whole shares of common stock into which the shares of Series A, Series B, Series C, Series C-1, Series D, Series E, and Series F Preferred Stock held by such holder are then convertible at each meeting of stockholders of the corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration.

Dividends

The Preferred Stock earns a noncumulative, non-compounded annual dividend of 6%, however, shall only be payable when, as, and if declared by the Board of Directors.

Liquidation Preference

The holders of the Preferred Stock have preferences in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, including a merger or consolidation. Upon a liquidation event, the preferred stockholders are entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or any other class or series of stock ranking on liquidation junior to the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock an amount equal to approximately $0.21, $0.50, $1.23, $1.64, $1.85 and $1.99 per share, respectively. Thereafter, any remaining assets available for distribution would be distributed among the holders of shares of Series C-1 Preferred Stock at an amount $1.23 per share. Thereafter, any remaining assets available for distribution would be distributed among common stockholders.

Redemption

Shares of Series A, Series B, Series C (other than Series C-1), Series D, Series E and Series F Preferred Stock shall be redeemed by the Company at a price equal to approximately $0.21, $0.50, $1.23, $1.64 $1.85, and $1.99 per share, respectively (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other recapitalization). The redemption price is payable in three annual installments commencing 60 days after receipt by the Company at any time on or after August 2020, from the holders of at least a majority of the then-outstanding shares of Preferred Stock (other than Series C-1), of written notice requesting redemption of all shares of Preferred Stock. The Company is accreting the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock to redemption value over the period from the date of issuance to August 2020, such that the carrying amounts of the securities will equal the redemption amounts at the earliest redemption date.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Common Stock Warrants

In May 2012, the Company issued warrants to two separate financial institutions to purchase up to 610,000 shares of common stock. The warrants have an exercise price of $0.32 per share and are exercisable through May 31, 2022.

In August 2013, the Company issued warrants to two separate financial institutions to purchase up to 700,000 shares of common stock. The warrants have an exercise price of $0.63 per share and are exercisable through August 2023.

Common Stock Reserved

As of September 30, 2019, the Company has authorized 200,785,577 shares of common stock, and the following number of shares of common stock has been reserved for the potential conversion of preferred stock and exercise of stock options and warrants:

Conversion of Series A Preferred Stock	39,405,799
Conversion of Series B Preferred Stock	21,950,017
Conversion of Series C Preferred Stock	16,263,732
Conversion of Series C-1 Preferred Stock	2,903,027
Conversion of Series D Preferred Stock	21,389,410
Conversion of Series E Preferred Stock	5,393,740
Conversion of Series F Preferred Stock	10,039,279
Exercise of common stock options and warrants	49,973,440

167,318,444

9.	Stock Incentive Plans

In 2008, the Board of Directors adopted the 2008 Stock Option Plan (the “2008 Plan”), which provides for the grant of qualified incentive stock options and nonqualified stock options or other awards to the Company’s employees, officers, directors, advisors, and outside consultants for the purchase of up to 61,933,640 shares, as amended, of the Company’s common stock. Stock options generally vest over a 4-year period and expire 10 years from the date of grant. Certain options provide for accelerated vesting if there is a change in control (as defined in the 2008 Plan). The 2008 Plan was terminated by the Board of Directors in July 2017 and replaced with the 2017 Stock Incentive Plan (the “2017 Plan”).

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

The 2017 Plan provides for the grant of qualified incentive stock options, nonqualified stock options, and restricted stock units or other awards to the Company’s employees, officers, directors, advisors, and outside consultants. The stock incentive pool was not increased but all cancelled and forfeited stock options from the 2008 Plan were transferred into the 2017 Plan allowing for the purchase of up to 61,933,640 shares, as amended, of the Company’s common stock. Stock options generally vest over a 4-year period and expire 10 years from the date of grant. Certain options provide for accelerated vesting if there is a change in control (as defined in the 2017 Stock Plan). Restricted stock units generally vest over a 4-year period but require a liquidity event by the Company, as defined in the 2017 Plan agreements. Restricted stock units generally expire 7 years from the date of grant. Certain restricted stock units provide for accelerated vesting if there is a change in control (as defined in the 2017 Plan agreements). The Company generally issues previously unissued shares of common stock for the exercise of stock options.

As of September 30, 2019, there were 3,676,581 shares available for future grant under the 2017 Plan.

Stock Options

The Company has recorded stock-based compensation expense for stock options of $1,599 and $2,161 during the nine months ended September 30, 2019 and 2018, respectively, which is based on the number of options ultimately expected to vest. As of September 30, 2019 and 2018, there was $1,660 and $3,866, respectively, of unrecognized compensation cost related to nonvested common stock option arrangements granted under the Plan, which is expected to be recognized over a weighted-average period of 2.15 and 2.18 years, respectively.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies. The expected life of options granted to employees was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted-average vesting period of the option. The Company uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The expected life of options granted to nonemployees is equal to the remaining contractual term as of the measurement date. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant.

In determining the exercise prices for options granted, the Company’s Board of Directors consider the fair value of the common stock as of the measurement date. Based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s platform, the composition and ability of the current engineering and management team, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock (including redeemable convertible preferred stock), the effect of the rights and preferences of the preferred stockholders, and the prospects of a liquidity event, among others.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

The assumptions used in the Black-Scholes option-pricing model are as follows:

	September 30, 2019	September 30, 2018
Expected volatility	56.65%	57.64%
Weighted-average risk-free interest rate	2.42	2.59
Expected dividend yield	—	—
Expected life - employee awards	6.01 years	4.76 Years

A summary of option activity under the Plan as of September 30, 2019 and changes during the nine months then ended are as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2018	39,691,362	$0.55	6.16

Exercisable at December 31, 2018	30,230,342	0.51	5.43

Vested or expected to vest at December 31, 2018	38,934,480	0.51	6.11

Granted	1,967,000	0.71
Exercised	(296,984)	0.22
Forfeited and canceled	(5,936,981)	0.65

Outstanding at September 30, 2019	35,424,397	$0.55	5.35

Exercisable at September 30, 2019	31,115,132	$0.53	4.91

Vested or expected to vest at September 30, 2019	35,079,656	$0.55	5.31

In February 2018, the Company modified all the then outstanding stock option grants with an exercise price above $0.68 to a new exercise price of $0.68, which was the fair value of the common stock at the date of the modification. As a result of this modification, options to purchase 15,604,766 shares of common stock were repriced to an exercise price of $0.68 and stock-based compensation expense of $243 was recorded for the nine months ended September 30, 2018.

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2019 and 2018 was $0.39 and $0.11 per share, respectively. No tax benefits were realized from options during the nine months ended September 30, 2019 and 2018. The intrinsic value of options exercised during the nine months ended September 30, 2019 and 2018 was $143 and $839, respectively.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Restricted Stock Units with Service and Performance-Based Vesting

During the nine months ended September 30, 2019 and 2018, the Company granted restricted stock units (“RSUs”) subject to both service vesting conditions of 48 months and performance-based vesting conditions of 84 months upon a liquidity event, defined as either change of control event or initial public offering. The Company has not recorded compensation expense related to these restricted stock units during the nine months ended September 30, 2019 and 2018 as the achievement of the performance condition is not probable.

A summary of RSU activity under the Plan as of September 30, 2019, and changes during the period then ended are as follows:

	Number of Shares	Weighted Average- Fair Value
Unvested balance at December 31, 2018	6,522,250	$0.76
Granted	3,811,141	$0.67
Forfeited	(1,067,913)	$0.73

Unvested balance at September 30, 2019	9,265,478	$0.72

10.	Employee Benefit Plan

The Company has a Section 401(k) defined contribution savings plan for its employees. The plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis, subject to legal limitations. Contributions to the plan may be made at the discretion of the Board of Directors. The Company has made contributions of $185 and $118 for the nine months ended September 30, 2019 and 2018, respectively.

11.	Commitments and Contingencies

The Company leases office facilities under noncancelable operating leases as well as an office equipment lease that expire at various dates through July 2029. Some of these lease agreements contain escalating rent payments. Rent expense is recorded on a straight-line basis, and therefore, as of September 30, 2019 and December 31, 2018, the Company has deferred rent of $4,732 and $3,756, respectively. Rent expense was $2,873 and $2,322 for the nine months ended September 30, 2019 and 2018, respectively.

DataXu, Inc.

Unaudited Notes to Consolidated Financial Statements

For the nine months ended September 30, 2019 and 2018

In 000’s, except for number of shares and par value

Future minimum amounts payable as of September 30, 2019, under the operating lease agreements are as follows:

Years Ending December 31,
2019	$1,017
2020	3,771
2021	3,430
2022	3,404
2023	3,059
Thereafter	15,981

Total minimum lease payments	$30,662

12.	Subsequent Events

The Company has evaluated subsequent events through November 18, 2019, the date these financial statements were issued.

The Company was in violation of the liquidity covenant within the Senior Revolving Credit Facility for the monthly period ended August 31, 2019, as well as in violation of the liquidity and EBITDA covenant within the Senior Revolving Credit Facility for the period ended September 30, 2019. On October 9, 2019, the Company entered into a forbearance agreement which waived the covenant violations until November 15, 2019.

On October 22, 2019, the Company entered into a Merger Agreement with Roku, Inc. for the purchase of the Company for cash and equity consideration of $150 million. The Agreement closed on November 8, 2019. As part of the agreement, the Senior Revolving Credit Facility and the 2017 and 2019 Convertible Notes were repaid in full as part of the closing proceeds.